Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of PrimeCare Systems, Inc., on Form SB-2 of our report dated April 1, 2005 appearing in this Registration Statement on the financial statements for the two years ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in this registration statement.



   Malone & Bailey, PC
   www.malone-bailey.com
   Houston, Texas


   April 20, 2005